Exhibit 10.16

DATED DECEMBER 20, 2005

BETWEEN

ADVANCED MICRO DEVICES EXPORT SDN. BHD.

(the “Vendor”)

AND

SPANSION (PENANG) SDN. BHD.

(the “Purchaser”)

SALE AND PURCHASE AGREEMENT

Wong & Partners

Level 41, Suite A

Menara Maxis

Kuala Lumpur City Centre

50088 Kuala Lumpur

Tel: +603 2055 1888

Fax: +603 2161 2919

THIS AGREEMENT is dated December 20, 2005

BETWEEN

(1)	ADVANCED MICRO DEVICES EXPORT SDN. BHD. (Company Number : 40990-W), a private company limited by shares incorporated in Malaysia and having its registered office at 368-3-1 & 2 Belisa Row, Burma Road, 10350 Pulau Pinang and a business address at Phase II, Free Industrial Zone, 11900 Bayan Lepas, Pulau Pinang (the “Vendor”); and

(2)	SPANSION (PENANG) SDN. BHD. (Company Number : 613545-T), a private company limited by shares incorporated in Malaysia and having its registered office at 368-3-1 & 2 Belisa Row, Burma Road, 10350 Pulau Pinang and a business address at Phase II, Free Industrial Zone, 11900 Bayan Lepas, Pulau Pinang (the “Purchaser”).

WHEREAS :

(A)	The Vendor is the registered and beneficial proprietor of all of those three (3) pieces of land held under issue documents of title with the following particulars:

(i)	HS(D) 4263 PT No. 365, Mukim 12, Daerah Barat Daya, Negeri Pulau Pinang;

(ii)	HS(D) 2746 PT No. PTBP/A/38/80, Mukim 12, Daerah Barat Daya, Negeri Pulau Pinang; and

(iii)	HS(D) 15 PT No. PDBP 609/29/72, Mukim 12, Daerah Barat Daya, Negeri Pulau Pinang,

each a “Title” (and together the “Titles”), together with two (2) buildings erected thereon and all appurtenances and improvements thereto and bearing the postal address of AM1 and AM2 Buildings, Phase 2 Free Industrial Zone, Bayan Lepas, Penang Malaysia 11900 (hereinafter collectively referred to as “the Property”).

(B)	The Vendor has agreed to sell and the Purchaser has agreed to purchase the Property.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.01	In this Agreement, unless the context requires otherwise:

“Business”	means the manufacture, research and development, assembly, mark and pack of integrated circuits;

“Business Day”	means a day (other than a Saturday or Sunday or gazetted public holiday) on which commercial banks are open for general banking business in Penang, Malaysia;

“Collector of Stamp Duty”	means the “Collector” as defined in Section 2 of the Stamp Act 1949;

“Completion”	means completion of the sale and purchase of the Property as specified in Clause 6;

“Completion Date”	means the date of Completion which shall be five (5) Business Days after the Unconditional Date;

“Conditions”	shall have the meaning attributed to it in Clause 5.01;

“Cut-Off Date”	means the date which is three (3) months from the date of this Agreement or such other date as shall be mutually agreed upon by the Vendor and the Purchaser in writing;

“Encumbrance”	means any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement, arrangement or encumbrances whatsoever;

“Environment”	means all or any of the following media, namely air, water and land; and the medium of air includes the air within buildings and the air within other natural or man-made structures above or below ground;

“Environmental Law”	means all and any laws, common law, statutes, directives, regulations, notices, standards having force of law, codes of practice, guidance notes, by-laws, judgments, decrees or orders having effect in Malaysia relating to (i) pollution, contamination or protection of the Environment or (ii) the storage, labeling, handling, release, treatment, manufacture, processing, deposit, transportation or disposal of Hazardous Substance or (iii) the responsibility or duty of care for waste;

“Government Agency”	means any government or governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity in any part of the world;

“Hazardous Substance”	means any hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, petroleum products, radon, lead-based paint, flammable explosives, radioactive materials, infectious substances or raw materials which may include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Law;

“Land Charge”	means the National Land Code charge to be in the approved form granted by the Purchaser to the Vendor in respect of each of the Titles as security for the payment of amounts owing by the Purchaser to the Vendor under the Promissory Note in the approved form which is annexed hereto as Appendix 3;

“Land Registry”	means the land registry or land office at which the Titles are registered under the provisions of the National Land Code;

“National Land Code”	means the National Land Code 1965 of Malaysia and includes all amendments or re-enactments thereof;

“Permitted Encumbrances”	means the Purchaser’s Caveat, any security agreement, arrangement or encumbrances whatsoever caused or brought about by or created in favour of the Purchaser (including, without limitation, the Land Charge) and the TNB Sub-leases;

“Promissory Note”	means the promissory note issued by the Purchaser in favour of the Vendor on the Completion Date, the approved form of which is annexed hereto as Appendix 2;

“Property”	shall have the meaning attributed to it in Recital A;

“Purchaser’s Caveat”	shall have the meaning attributed to it in Clause 14.01;

“Purchaser’s Indemnified Parties”	shall have the meaning attributed to it in Clause 7;

“Purchase Price”	means the total purchase consideration for the purchase of the Property amounting to Ringgit Malaysia Nineteen Million Three Hundred and Eighteen Thousand Nine Hundred and Twenty Two and Forty Seven cents (RM 19,318,922.47) only;

“Solicitors”	means Wong & Partners of Level 41, Suite A, Menara Maxis, Kuala Lumpur City Centre, 50088 Kuala Lumpur;

“Tenancy Agreement”	means the tenancy agreement to be entered into by the Purchaser and the Vendor at Completion in the approved form annexed hereto as Appendix 1;

“Title”	shall have the meaning attributed to it in Recital A;

“TNB Sub-leases”	means the sub-leases granted to Tenaga Nasional Berhad as appears on the Titles;

“Transfers”	means a valid, executed and registrable memorandum of transfer in Form 14A of the National Land Code or such other prescribed statutory form, in respect of each of the Titles constituting the Property, duly completed and executed by the Vendor in favour of the Purchaser or its nominee;

“Transfer Documents”	means :

(a) the original issue documents of title to the Titles constituting the Property;

(b) the Transfers;

(c) a stamp office proforma (Form PDS 15) by the Vendor in relation to the transfer of the Property for the Purchase Price and on the terms set out in this Agreement;

(d) the certified true copies of the quit rent and assessment receipts in respect of the Titles constituting the Property, for the current year; and

(e)       all other documents which are reasonably necessary to enable registration of the Transfers to be effected in favour of the Purchaser or its nominees free from Encumbrances (other than the Permitted Encumbrances) in accordance with the provisions of this Agreement including but not limited to copies (each certified as a true copy by the Vendor’s secretary) of the memorandum and articles of association of the Vendor, the resolution of the board of directors of the Vendor approving the execution of this Agreement and the sale of the Property upon the terms herein and the Vendor’s latest Forms 24, 44 and 49; and

“Unconditional Date”	shall have the meaning attributed to it in Clause 5.07.

1.02	References to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification).

1.03	References herein to Clauses and Schedules are to clauses in and schedules to this Agreement unless the context requires otherwise and the Schedules to this Agreement shall be deemed to form part of this Agreement.

1.04	The expressions “the Vendor” and “the Purchaser” shall, where the context permits, include their respective successors and permitted assigns.

1.05	All representations, warranties, undertakings, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally.

1.06	The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.07	Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

1.08	A document expressed to be “in the approved form” means a document the terms of which have been approved by or on behalf of the parties hereto and a copy of which has been initialed for the purposes of identification by or on behalf of the parties hereto.

2.	SALE OF THE PROPERTY

2.01	Subject to the terms of this Agreement and in consideration of the Purchase Price and the mutual promises and undertakings contained herein, the Vendor shall sell the Property as legal and beneficial owner thereof and the Purchaser shall purchase the same free from any Encumbrances (other than Permitted Encumbrances) and together with all rights now or hereafter attaching thereto.

2.02	The Property is sold by the Vendor to the Purchaser:

(a)	free from any Encumbrances but subject to the Permitted Encumbrances;

(b)	with possession;

(c)	subject to any express condition of title and restrictions in interest appearing on the issue document of title to the Property at the Land Registry;

(d)	subject to the existing category of land use affecting the Property;

(e)	subject to the rights of the Vendor and the obligations of the Purchaser under the Tenancy Agreement;

(f)	on an “as-is-where-is” basis.

2.03	The parties hereby agree that this Agreement will have effect from 24 October 2005, notwithstanding the date of this Agreement.

3.	CONSIDERATION

3.01	The Purchase Price to be paid by the Purchaser for the purchase of the Property shall be Ringgit Malaysia Nineteen Million Three Hundred and Eighteen Thousand Nine Hundred and Twenty Two and Forty Seven Cents (RM19,318,922.47) only.

3.02	The Purchase Price due from the Purchaser to the Vendor pursuant to Clause 3.01 shall be settled by the delivery of the Promissory Note in accordance with Clause 6.

4.	DELIVERY OF DOCUMENTS SIMULTANEOUS WITH EXECUTION OF AGREEMENT

4.01	The Vendor shall, simultaneously with the execution of this Agreement or within ten (10) business days thereof, deliver the Transfer Documents to the Solicitors.

4.02	Simultaneously upon the execution of this Agreement, the Purchaser shall deliver the following to the Solicitors:

(a)	memorandum and articles of association of the Purchaser; and

(b)	the Purchaser’s latest Forms 24, 44 and 49; and

(c)	the resolution of the board of directors of the Purchaser approving the purchase of the Property from the Vendor.

4.03	As soon as is reasonably practicable after written confirmation has been issued by the Purchaser to the Solicitors pursuant to Clause 5.07 that the Conditions have been satisfied, the parties agree that the Solicitors are hereby authorised to submit the Transfers to the Collector of Stamp Duty for the purpose of adjudication and stamping of the Transfer Documents.

4.04	The Solicitors shall, upon receipt of the notice of the adjudication of the Transfers, notify the Purchaser of the stamp duty adjudicated on the Transfers and the Purchaser shall, as soon as is reasonably practicable but no later than five (5) Business Days prior to the statutorily prescribed period for payment of stamp duty following the issue of the notice of adjudication, deliver to the Solicitors a bank draft in favour of the “Pemungut Duti Setem” for the amount of the applicable stamp duty and the Solicitors shall thereby be authorised to deliver the same to the Stamp Office for payment of the stamp duty on the Transfers.

4.05	Subject to Completion having taken place, the Solicitors shall, within five (5) Business Days after the payment of the stamp duty on the Transfers, present the Transfer Documents, the documents specified in Clause 4.02 and the duly executed Land Charge at the Land Registry for registration.

5.	CONDITIONS

5.01	The parties agree that the obligation to complete the transaction for the sale and purchase of the Property shall remain conditional upon the fulfillment of all the following conditions:

(a)	the approval of the Penang State Authority to the sale of the Property to the Purchaser;

(b)	the respective approvals of the board of directors of both parties for the sale and purchase of the Property and the execution of this Agreement;

(c)	the removal by the Vendor of all Encumbrances (other than the Permitted Encumbrances) from the Property, if any; and

(d)	the payment and settlement by the Vendor of all outstanding quit rent, rates, premiums, other outgoings or charges (if any) due and payable for the Property or the Property.

(hereinafter collectively referred to as the “Conditions”).

5.02	The Purchaser shall, at its own costs and expense, be responsible for the fulfillment of the Condition in Clause 5.01 (b) (to the extent applicable to the Purchaser).

5.03	The Vendor shall, at its own costs and expenses, be responsible for the fulfillment of the Conditions in Clause 5.01 (a), (b) (to the extent applicable to the Vendor), (c) and (d). None of the Conditions may be waived by any party other than the Condition contained in Clause 5.01 (c) which may only be waived by the Purchaser.

5.04	Each party shall use its best endeavours to ensure the fulfillment of the Conditions for which it is responsible on or before the relevant Cut-Off Date, and shall grant all reasonable assistance to the other party to assist it in fulfilling the Conditions for which the other party is responsible including executing and providing relevant documents for that purpose. Each party shall at all times keep the other party informed of all matters relating to the approvals and without limit, must provide the other party with copies of all correspondence in relation to the approval.

5.05	In the event that any approval required to be obtained is granted subject to any condition (“Approval Conditions”) that materially and adversely affects either the Vendor or the Purchaser (“Affected Party”), then the Affected Party shall within seven (7) days of receipt of notice of such condition notify the other party in writing of its objection to the condition in which event such approval shall be deemed not to amount to an approval and the relevant Condition in Clause 5.01 shall be considered not to have been obtained or fulfilled. The Affected Party may within fourteen (14) days of receipt of notice of the Approval Conditions, give written notice to the other party of its intention to appeal against any or all of the Approval Conditions PROVIDED ALWAYS that in the event that the Affected Party fails to notify the other party in writing of its objection to the Approval Conditions, the condition shall be deemed to have been accepted by the Party.

5.06	The Purchaser may waive the Condition specified in Clause 5.01(c) by notice in writing to the Vendor.

5.07	This Agreement shall become unconditional:

(a)	on the date that all the Conditions have been satisfied; or

(b)	on the date all Conditions other than that specified in Clause 5.01(c) has been satisfied and the Purchaser waives the satisfaction of the Condition specified in Clause 5.01(c) (“Unconditional Date”). The Purchaser shall, on the Unconditional Date, send to the Solicitors a written confirmation of this Agreement becoming unconditional.

6.	COMPLETION

6.01	Completion shall take place on the Completion Date at the offices of the Solicitors at Level 41 - Suite A, Menara Maxis, Kuala Lumpur City Centre, 50088 Kuala Lumpur, or at such other place and time as the parties may mutually agree.

6.02	At Completion:

(a)	the Purchaser shall deliver to the Vendor the duly executed Promissory Note; and

(b)	the Vendor shall deliver or cause to be delivered possession of the Property to the Purchaser (which shall include, but is not limited to, the giving of keys and other modes of access to the Property).

6.03	At Completion, the Parties shall execute the Tenancy Agreement and the Land Charge.

6.04	Following Completion, the Purchaser shall procure the Solicitors to present all necessary Transfer Documents to the Land Registry for the registration of the transfer of the Property to the Purchaser in accordance with Clause 4.05.

6.05	It is agreed that if there is any delay in the presentation of the Transfer Documents to the Land Registry resulting from any default by the Vendor of its obligations hereunder and the delay results in the imposition of a penalty or fee for late presentation by the Land Registry, the Vendor shall be responsible for and shall indemnify the Purchaser for such penalty or fees.

6.06	Without prejudice to any other remedies available to the Purchaser if, in any respect, the provisions of Clause 6.02 are not complied with by the Vendor on the Completion Date, the Purchaser may:

(a)	defer Completion to a date not more than thirty (30) days after the Completion Date; or

(b)	proceed to Completion so far as practicable (without prejudice to its rights hereunder); or

(c)	terminate this Agreement in which case the Promissory Note issued by the Purchaser in favour of the Vendor under this Agreement shall be surrendered by the Vendor together with a written confirmation that the Vendor had not, prior to the surrender of the Promissory Note, sold, transferred, factored or otherwise dealt with its interest under the Promissory Note

7.	ENVIRONMENTAL MATTERS

7.01	The Vendor hereby represents and warrants to the Purchaser that, as of Completion Date:

(a)	the Property, to the best of the Vendor’s knowledge and belief, it is in full compliance with and has been in full compliance with Environmental Law;

(b)	to the best of the Vendor’s knowledge and belief, no Hazardous Substance is located on or have been handled, manufactured, generated, stored, processed, transported to or from, or disposed of on or released or discharged from the Property during the Vendor’s ownership of the Property (including soil and groundwater beneath the Property) except for those substances used by the Vendor in the ordinary course of its business and in full compliance with Environmental Law;

(c)	the Property is not subject to any private or governmental lien or judicial, administrative or other notice or action relating to a Hazardous Substance or is in non-compliance with Environmental Law, nor is the Vendor, to the best of its knowledge and belief, aware of any basis for such lien, notice or action;

(d)	there are no underground storage tanks or other underground storage receptacles (whether active or abandoned) used to store a Hazardous Substance on the Property;

(e)	the Vendor has received no notice of, and to the best of its knowledge and belief, there does not exist any investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Law with respect to any condition, use or operation of the Property, nor does the Vendor know of any basis for such investigation, action, proceeding or claim; and

(f)	the Vendor has received no notice that, and, to the best of its knowledge and belief there has been no claim by any party that, any use, operation or condition of the Property has caused any nuisance, trespass or any other liability or adverse condition on any other property, nor does the Vendor know of any basis for such notice or claim.

7.02	References to the “knowledge and belief” of the Vendor in this Clause 7 shall refer only to the current knowledge of Jariyah Hashim (who the Vendor represents and warrants is an employee of the Vendor who is most familiar with the environmental condition of the Property) and shall not be construed, by imputation or otherwise, to impose any duty to investigate the matter to which such knowledge or the absence thereof, pertains. The fact that such individual is named in this Clause 7 shall not create nor impose any personal liability under this Agreement upon such individual; nor shall it change the fact that the Vendor is itself responsible for all representations and warranties in this Clause 7.

7.03	THE VENDOR COVENANTS AND AGREES, AT ITS SOLE COST AND EXPENSE, TO INDEMNIFY, DEFEND (INCLUDING WITHOUT LIMITATION AT TRIAL AND APPELLATE LEVELS, AND WITH QUALIFIED ATTORNEYS, CONSULTANTS AND EXPERTS), AND HOLD PURCHASER, AND PURCHASER’S OFFICERS, AGENTS, EMPLOYEES, ATTORNEYS, DIRECTORS, SHAREHOLDERS, AFFILIATES AND MAJORITY OWNED OR CONTROLLED SUBSIDIARIES AND BRANCHES (SO LONG AS SUCH ENTITIES REMAIN OWNED OR CONTROLLED BY PURCHASER) AND THEIR HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY “PURCHASER’S INDEMNIFIED PARTIES”) HARMLESS FROM AND AGAINST ANY AND ALL LIENS, DAMAGES, LOSSES, LIABILITIES, OBLIGATIONS, PENALTIES, ASSESSMENTS, CITATIONS, DIRECTIVES, CLAIMS, LITIGATION, DEMANDS, JUDGMENTS, SUITS, PROCEEDINGS, COSTS, AND EXPENSES (COLLECTIVELY “CLAIMS”) OF ANY KIND OR OF ANY NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’, CONSULTANTS’ AND EXPERTS’ FEES AND DISBURSEMENTS ACTUALLY INCURRED IN INVESTIGATING, DEFENDING, OR SETTLING ANY SUCH CLAIMS) WHICH MAY AT ANY TIME BE IMPOSED UPON, INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY OF PURCHASER’S INDEMNIFIED PARTIES OR THE PROPERTY, AND ARISING DIRECTLY OR INDIRECTLY FROM OR OUT OF: (A) THE PRESENCE, ON OR BEFORE THE COMPLETION DATE, BUT NOT BEFORE COMMENCEMENT OF THE VENDOR’S OWNERSHIP OF THE PROPERTY, OF ANY HAZARDOUS SUBSTANCE ON, IN, OR UNDER, ALL OR ANY PORTION OF THE PROPERTY, OR THE RELEASE OR THREAT OF RELEASE AFTER THE CLOSING OF ANY SUCH PRE-COMPLETION DATE HAZARDOUS SUBSTANCE FROM OR ON THE PROPERTY OR ANY SURROUNDING AREA, PROVIDED THAT THE POST- COMPLETION DATE RELEASE OF SUCH HAZARDOUS SUBSTANCE WAS NOT CAUSED BY PURCHASER’S NEGLIGENCE OR INTENTIONAL CONDUCT; (B) THE VIOLATION, PRIOR TO THE COMPLETION DATE, OF ANY ENVIRONMENTAL LAW BY VENDOR RELATING TO OR AFFECTING OR THREATENING TO AFFECT THE PROPERTY; OR (C) THE FAILURE BY VENDOR TO COMPLY FULLY WITH THE TERMS AND CONDITIONS OF THIS CLAUSE 7; INCLUDING, WITHOUT LIMITATION, THE COST OF ASSESSMENT, CONTAINMENT, REMEDIATION AND/OR REMOVAL OF ANY AND ALL HAZARDOUS SUBSTANCE ON ALL OR ANY PORTION OF THE PROPERTY ON OR BEFORE THE COMPLETION DATE AND INCLUDING BUT NOT LIMITED TO ANY CLAIMS BASED ON THE STRICT LIABILITY, SOLE OR CONCURRENT NEGLIGENCE OR

INTENTIONAL ACTS OF ANY OF PURCHASER’S INDEMNIFIED PARTIES, EXCEPTING RELEASES TO THE EXTENT OCCURRING AS A RESULT OF THE ACTS OR OMISSION OF ANY OF PURCHASER’S INDEMNIFIED PARTIES AS A TENANT UNDER THE LEASE AGREEMENT WHERE THE VENDOR WAS THE LANDLORD. THE VENDOR’S OBLIGATIONS UNDER THIS CLAUSE 7 WITH RESPECT TO ANY OF PURCHASER’S INDEMNIFIED PARTIES OR ANY CLAIM ARE CONTINGENT ON: (i) ANY OF PURCHASER’S INDEMNIFIED PARTIES NOTIFYING THE VENDOR IN WRITING WITHIN FORTY-FIVE (45) DAYS OF ANY SUCH PARTY’S KNOWLEDGE OF ANY CLAIM; HOWEVER, IF THE VENDOR IS NOT NOTIFIED WITHIN SUCH PERIOD, THE VENDOR’S INDEMNITY OBLIGATIONS UNDER THIS CLAUSE 7 REMAIN INTACT EXCEPT TO THE EXTENT THE VENDOR IS PREJUDICED BY THE DELAYED NOTIFICATION; (ii) THE VENDOR BEING AFFORDED CONTROL OF THE DEFENSE AND ALL RELATED SETTLEMENT NEGOTIATIONS (PROVIDED THAT PURCHASER MUST APPROVE ANY SETTLEMENT, WHICH MAY NOT BE UNREASONABLY WITHHELD, DELAYED OR CONDITIONED, AND PURCHASER MAY, AT ITS OWN COST, PARTICIPATE IN THE DEFENSE AND ALL RELATED SETTLEMENT NEGOTIATIONS AND MAY RETAIN INDEPENDENT COUNSEL AT ITS OWN EXPENSE); (iii) PURCHASER PROVIDING THE VENDOR WITH REASONABLE ACCESS TO THE PROPERTY TO CONDUCT REASONABLY NECESSARY TESTS AND INVESTIGATIONS AND PERFORM REMEDIAL WORK AS REASONABLY NECESSARY TO MEET ITS OBLIGATIONS UNDER THIS CLAUSE 7; AND (iv) PURCHASER PROVIDING THE VENDOR WITH REASONABLE ACCESS TO INFORMATION WITHIN PURCHASER’S POSSESSION, AND AUTHORITY AS REASONABLY REQUESTED BY THE VENDOR IN PERFORMING ITS OBLIGATIONS UNDER THIS CLAUSE 7.

7.04	NOTWITHSTANDING THE FOREGOING, THE VENDOR’S OBLIGATIONS OF DEFENSE AND INDEMNITY UNDER THIS CLAUSE 7 EXPRESSLY EXCLUDE CLAIMS FOR LOSS OF PROFITS OR PERCEIVED LOSS OF PROFITS UNRELATED TO THE SALE OR LEASE OF THE PROPERTY OR ANY DELAYS CAUSED BY TIMELY REMEDIATION OF ANY HAZARDOUS SUBSTANCE AS MAY BE REQUIRED TO FULFILL ITS OBLIGATIONS UNDER THIS CLAUSE 7; PROVIDED, HOWEVER, SUCH LIMITATIONS SHALL NOT BE APPLICABLE TO THE EXTENT SUCH LIABILITY AROSE AS A DIRECT RESULT OF THE VENDOR’S UNCURED OR UNCUREABLE BREACH OF A MATERIAL REPRESENTATION, WARRANTY OR TERM UNDER THIS AGREEMENT. FURTHER, THE VENDOR’S OBLIGATIONS OF DEFENSE AND INDEMNITY UNDER THIS CLAUSE 7 SHALL NOT EXCEED THE AMOUNT OF THE PURCHASE PRICE FOR THE FOLLOWING: ANY REDUCTION IN VALUE OF THE PROPERTY OR PERCEIVED REDUCTION IN VALUE OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, ANY REDUCTION IN VALUE RELATING TO THE SALE OR LEASE OF THE PROPERTY), STIGMA OF THE PROPERTY, INABILITY TO SELL, LEASE OR FINANCE THE PROPERTY OR ANY PART THEREOF, INABILITY TO USE THE PROPERTY OR CONSTRUCT IMPROVEMENTS THEREON OR ANY PART THEREOF.

7.05	FOR THE AVOIDANCE OF DOUBT, PURCHASER’S INDEMNIFIED PARTIES SHALL NOT INCLUDE ANY SUBSEQUENT PURCHASER OF THE PROPERTY OR ANY LIENHOLDER, MORTGAGOR OR FINANCING PARTY, CONTRACTOR OR LEASEHOLDER.

7.06	Upon satisfaction of any Claim pursuant to this Clause 7, the Vendor’s rights and remedies shall be subrogated to all rights and remedies of the Purchaser against any third party with respect to such Claim; provided that such right of subrogation shall be limited in amount to the amount actually received by or paid on behalf of the Purchaser from or by the Vendor with respect to such Claim; and provided, further, that any Claim by Purchaser against any such third party resulting from such right of subrogation shall be subordinated to any Claim of Vendor against such third party for amounts in excess of the amount actually received by Purchaser from the Vendor pursuant to this Clause 7.

8.	NON-REGISTRATION OF TRANSFERS

8.01	Notwithstanding anything in this Agreement, if the Purchaser cannot be registered as the registered proprietor of the Property free and clear from all Encumbrances (other than the Permitted Encumbrances) for any reason whatsoever (save and except for the default of the Purchaser of any of its obligations hereunder) within 12 months after the Completion Date, the Vendor shall, within seven (7) days of written notice to the Vendor of the non-registration, surrender or cause to be surrendered the Promissory Note together with a written confirmation that the Vendor had not, prior to the surrender of the Promissory Note, sold, transferred, factored or otherwise dealt with its interest under the Promissory Note, in exchange for the Purchaser delivering or causing to be delivered to the Vendor:

(a)	vacant possession of the Property (if vacant possession has been delivered to the Purchaser);

(b)	a valid and registrable notice to withdraw the Purchaser’s Caveat duly executed by the Purchaser (if the Purchaser has lodged the Purchaser’s Caveat);

(c)	the original issue documents of title to the Titles constituting the Property provided that it has been delivered to the Purchaser by the Vendor under this Agreement; and

(d)	the Transfers.

and thereafter, this Agreement shall terminate and be of no further effect whatsoever but without prejudice to any right which either party may be entitled to against the other party in respect of any antecedent breach of this Agreement.

9.	REAL PROPERTY GAINS TAX

9.01	The Vendor will be responsible for paying and settling all Real Property Gains Tax (if any) payable on the disposal of the Property pursuant to this Agreement as may be assessed by the Director General of Inland Revenue under the provisions of the Real Property Gains Tax Act, 1976.

9.02	The Vendor and the Purchaser shall, within 30 days of execution of this Agreement comply with Section 13 of the Real Property Gains Tax Act 1976 by submitting the relevant return forms to the Director-General of Inland Revenue (and will forward a copy thereof to the other party) and comply with all necessary directions that may be issued by him in respect thereto.

9.03	The Vendor shall immediately forward or cause to be forwarded to the Purchaser a copy of the certificate of clearance or the notice of assessment in respect of the disposal of the Property issued by the Director-General of Inland Revenue (as the case may be) immediately upon the receipt of the same by the Vendor.

9.04	The Vendor hereby agrees, covenants and undertakes with the Purchaser to keep the Purchaser fully indemnified against all claims, costs, damages, fines or penalties which may be brought, suffered or levied against the Purchaser as a result of the Vendor not complying with any of the provisions of the Real Property Gains Tax Act 1976, including any claims by the Director-General of Inland Revenue arising from any default in payment of any Real Property Gains Tax payable on the disposal of the Property pursuant to this Agreement.

10.	CONDUCT PENDING COMPLETION

10.01	Between the date hereof and Completion, unless contemplated or permitted by the terms of this Agreement, the Vendor shall not without the prior consent in writing of the Purchaser:

(a)	cause or permit the breach of any of the representations, warranties or undertakings set out in Clause 11.01;

(b)	sell, transfer, convey, charge, mortgage, issue, license, exchange or deal with the Property, or any interest therein in any way;

(c)	create any fixed or floating charge, lien or other Encumbrance of whatever nature over the whole or any part of or interest in the Property;

(d)	grant any power of attorney to any person whatsoever to deal with the Property, including powers to sell, transfer, convey, charge, mortgage, issue, license, exchange, or deal with the Property, or any interest therein;

(e)	permit any of its insurance policies on the Property, to lapse or do anything which would make any policy of insurance void or voidable; or

(f)	stop, suspend, threaten to stop or suspend payment of all or part of its debts or take any steps for its winding-up or enter into any assignment or arrangement or composition with or for the benefit of its creditors or enter or allow any moratorium in respect of any or part of its indebtedness or appoint or have appointed a receiver and/or manager over the whole or any part of the Property, or enter into any formal or informal scheme of arrangement with any or all of its creditors.

11.	REPRESENTATIONS AND WARRANTIES

11.01.	The Vendor hereby undertakes, represents and warrants with the Purchaser that:

(a)	as at the date hereof, the Vendor is the registered and beneficial owner of the Property and the Vendor has not and will not after the date of this Agreement create any Encumbrance over the Property or any part thereof, and that the Vendor is absolutely entitled to transfer the Property to the Purchaser upon the terms and conditions of this Agreement;

(b)	as at the date hereof, the Vendor is not in breach and shall not after the date of this Agreement commit any breach of any express or implied condition of title to the Property;

(c)	as at the date hereof, there are neither claims adversely affecting the rights of the Vendor to possession of the Property nor the transfer of the Property from the Vendor to the Purchaser contemplated under this Agreement;

(d)	as at the date hereof, the Vendor, to the best of its knowledge (after due and careful enquiry), has not received any notices, from any federal, state or local government authority or statutory board which remain outstanding and which will or may prejudice or adversely affect the present or continued use and enjoyment by the Vendor of the Property or which will or may subject the Vendor to any onerous charge or liability, and that the Vendor shall use commercially reasonable efforts to promptly give notice to the Purchaser of any such notices, orders or requirements it receives from any federal, state, local government authority or statutory board, but in no event longer than forty-five (45) days from receipt thereof, for a period of one (year) after the date of this Agreement; and

(e)	the Vendor is authorised and legally competent to execute, deliver and perform the terms of this Agreement.

11.02	The Purchaser hereby undertakes, represents and warrants with the Vendor that the Purchaser is authorised and legally competent to execute, deliver and perform the terms of this Agreement.

12.	TERMINATION AND BREACH

12.01	The parties agree that each of the following events shall constitute a breach of this Agreement by the Purchaser:

(a)	if the Purchaser fails to deliver the Promissory Note in favour of the Vendor as required under this Agreement in accordance with the provisions of this Agreement;

(b)	if the Purchaser materially fails, neglects or refuses to complete the sale in accordance with the provisions of the Agreement; or

(c)	if the Purchaser materially fails, neglects or refuses to perform or comply with any of its undertakings and covenants on its part herein to be performed.

12.02	Upon the occurrence of any of the events set out in Clause 12.01, and provided that such event occurred prior to Completion and registration of the Transfers to the Purchaser, the Vendor may give to the Purchaser written notice of the breach of this Agreement and in the event that the Purchaser fails to remedy the breach within twenty one (21) days from the date of the notice, the Vendor shall be at liberty at any time thereafter to either seek the specific performance of this Agreement or give notice to the Purchaser to terminate the Agreement and the provisions of Clause 12.03 shall apply, provided there is no default or blameworthy conduct on the part of the Vendor or the Solicitors, when acting for and on behalf of the Vendors, whether directly or indirectly.

12.03	If a notice terminating this Agreement is duly given under Clause 12.02:

(a)	the Vendor shall, if the Promissory Note has been delivered to the Vendor, surrender or cause the Promissory Note issued by the Purchaser to be surrendered together with a written confirmation that the Vendor had not, prior to the surrender of the Promissory Note, sold, transferred, factored or otherwise dealt with its interest under the Promissory Note;

(b)	the Purchaser shall return the Transfer Documents received by it to the Vendor and withdraw the Purchaser’s Caveat lodged against the Property and re-deliver to the Vendor possession of the Property, if such possession had been delivered to the Purchaser; and

(c)	the Vendor shall be entitled to pursue any other rights or remedies available to it hereunder or at law, arising from such breach by the Purchaser,

and thereafter the Vendor shall be at liberty to resell or deal with the Property as the Vendor deems fit and at the Vendor’s absolute discretion.

12.04	The parties agree that each of the following events shall constitute a breach of this Agreement by the Vendor:

(a)	if the Vendor fails, neglects or refuses to complete the sale in accordance with the provisions of this Agreement; or

(b)	if the Vendor materially fails, neglects or refuses to perform or comply with any of its agreements, undertakings and covenants on its part herein to be performed.

12.05	Upon the occurrence of any of the events set out in Clause 12.04, and provided that such event occurred prior to Completion and registration of the Transfers to the Purchaser, the Purchaser may give to the Vendor a written notice of the breach and in the event that the Vendor fails to remedy the breach within twenty one (21) days from the date of the notice, the Purchaser shall be at liberty at any time thereafter to either seek the specific performance of this Agreement or give notice to the Vendor to terminate the Agreement and the provisions of Clause 12.06 shall apply.

12.06	If a notice terminating this Agreement is duly given under Clause 12.05:

(a)	the Vendor shall, if the Promissory Note has been delivered to the Vendor, surrender or cause the Promissory Note issued by the Purchaser to be surrendered to the Purchaser together with a written confirmation that the Vendor had not, prior to the surrender of the Promissory Note, sold, transferred, factored or otherwise dealt with its interest under the Promissory Note;

(b)	the Purchaser shall return the Transfer Documents received by them to the Vendor withdraw the Purchaser’s Caveat lodged against the Property and re-deliver to the Vendor possession of the Property, if such possession had been delivered to the Purchaser; and

(c)	the Purchaser shall be entitled to pursue any other rights or remedies available to it hereunder or at law, arising from such breach by the Vendor.

13.	COMPULSORY ACQUISITION OF THE PROPERTY

13.01	In the event of the exercise of any rights or the taking of any steps under the Land Acquisition Act 1960, by the government or any other authority having power in that behalf, between the date of this Agreement and the date upon which the Transfers are presented for registration at the Land Registry, to acquire all or any part of the Property, the Vendor shall notify the Purchaser forthwith upon the Vendor receiving notice of the exercise of such rights or the taking of such steps.

13.02	On receiving a notice under Clause 13.01, the Purchaser shall be entitled within thirty (30) days of receipt thereof to give a notice to the Vendor either to:

(a)	terminate this Agreement; or

(b)	require the continuation with and completion of this Agreement.

13.03	In the event that a notice terminating this Agreement is duly given under Clause 13.02, the provisions of Clause 12.06 (with the exception of Clause 12.06(c)) shall apply mutatis mutandis.

13.04	In the event that a notice requiring the continuation with and completion of this Agreement is duly given under Clause 13.02 then:-

(a)	the Vendor shall notify the government, or such other acquiring authority, of the interest of the Purchaser in the Property and the terms of this Agreement;

(b)	the Vendor shall in all matters concerning such acquisition do all acts and things as may be reasonably requested by the Purchaser (at the cost and expense of the Purchaser) for acquiring the best compensation payable;

(c)	any compensation payable under such acquisition shall belong to the Purchaser as and when the same shall be paid, provided that any such compensation paid to or received by the Vendor may, at the option of the Purchaser, be retained by the Vendor and applied towards payment of the Purchase Price, of which the corresponding amount will be deducted accordingly from the amount owing by the Purchaser to the Vendor as evidenced in the Promissory Note issued by the Purchaser; and

(d)	all monies received by the Vendor is to be held on trust for the Purchaser.

14.	PURCHASER’S CAVEAT

14.01	The Purchaser shall, at any time after the date of this Agreement, be entitled at its own cost and expense to present and register a private caveat (“the Purchaser’s Caveat”) against any dealing with the Property for the purpose of protecting the interest of the Purchaser in the Property arising from this Agreement prior to the completion of this Agreement.

14.02	The Purchaser shall also execute the relevant withdrawal of private caveat documents and deposit the same with the Solicitors upon execution of this Agreement. For the avoidance of doubt, the Purchaser hereby authorises the Solicitors to present the said withdrawal of private caveat documents with the relevant Land Office or Land Registry upon the termination of this Agreement pursuant to Clause 12 of this Agreement.

14.03	The Purchaser shall not be obliged to remove or cause to be removed the Purchaser’s Caveat registered on the Property in the event the Vendor defaults on this Agreement and that the Promissory Note has not been surrendered together with a written confirmation that the Vendor had not, prior to the surrender of the Promissory Note, sold, transferred, factored or otherwise dealt with its interest under the Promissory Note, if the Promissory Note has been delivered to the Vendor.

15.	APPORTIONMENT

15.01	Subject to any provision relating thereto contained in the Tenancy Agreement, all quit rent, rates, assessments, taxes, insurance premiums, utility bills and other outgoings payable, if any, in respect of the Property shall be apportioned between the Vendor and the Purchaser as at the Completion Date in accordance with this Agreement and shall be paid to the party who is entitled to such apportionment within thirty (30) days of receipt of any invoice in respect thereof.

15.02	The Vendor shall indemnify the Purchaser against any loss or penalty which may be imposed by the relevant authority in respect of any late or non-payment of any quit rent, rate, assessment and other outgoings payable in respect of the Property due and payable prior to the Completion Date.

16.	COSTS

16.01	Both parties shall share equally the solicitors’ costs of, and incidental to, the preparation of this Agreement.

16.02	The Purchaser shall bear the responsibility for all stamp duties and registration fees payable on this Agreement and the Transfers. The Purchaser shall also be responsible for all costs relating to the lodgment or withdrawal of any Purchaser’s Caveat.

17.	NOTICES

17.01	Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days’ prior written notice specified to the other parties):

To the Vendor:	ADVANCED MICRO DEVICES EXPORT SDN. BHD.
Phase II, Free Industrial Zone,
11900 Bayan Lepas,
Pulau Pinang, Malaysia.
Fax Number:+604 252-2145
Attention: Controller

With a copy to:
ADVANCED MICRO DEVICES, INC.
5204 E. Ben White Blvd., MS 562
Austin, Texas 78741
Attn: General Counsel
Telephone: (512) 602-0148
Fax: (512) 602-4999

ADVANCED MICRO DEVICES, INC.
One AMD Place
P.O. Box 3453
M/S 68 Sunnyvale, CA
Attn: Real Estate Manager

For purposes of email notices, send to the following:
Linda Ducote: Linda.ducote@amd.com

To the Purchaser:	SPANSION (PENANG) SDN. BHD.
Phase 2 Free Industrial Zone
11900 Bayan Lepas
Pulau Pinang, Malaysia.
Fax Number: +604 252-2145
Attention: Controller

With a copy to:
SPANSION, LLC
915 De Guigne, MS 176
Sunnyvale, California 94088
Attn: General Counsel
Telephone: (408) 749-5165
Fax: (408) 749-7443

SPANSION, LLC
One AMD Place
P.O. Box 3453
M/S 68
Sunnyvale, CA
Attn: Real Estate Manager
For purposes of email notices, send to the following:
Christine Husk: Christine.husk@spansion.com

17.02	Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; (b) if given or made by fax, when duly despatched with confirmed acknowledgement.

18.	GENERAL MATTERS AND COVENANTS

18.01	The parties shall give all such assistance and information to the other and execute and do and procure all other necessary persons or companies, if any, to execute and do all such further acts, deeds, assurances and things as may be reasonably required so that full effect may be given to the terms and conditions of this Agreement.

19.	SUCCESSORS AND ASSIGNS

19.01	No party may assign this Agreement without the prior written consent of the other party, subject that the Purchaser may assign this Agreement to any of its related corporations.

19.02	This Agreement shall be binding upon and enure for the benefit of the respective nominees and permitted assigns of the parties.

20.	MISCELLANEOUS

20.01	This Agreement supercedes any other agreement, letter, correspondence (oral or written or expressed or implied) entered into prior to this Agreement in respect of the matters dealt with in this Agreement and constitutes the entire agreement between the parties with respect to the matters dealt with herein.

20.02	This Agreement may be executed in any number of counterparts or duplicates each of which shall be an original, but such counterparts or duplicates shall together constitute one and the same agreement.

20.03	After the date hereof, the parties may agree to amend the Agreement upon mutually agreed terms. No amendment of, or addition to the provisions of this Agreement shall be effective unless it is in writing and signed by both parties.

20.04	Time wherever mentioned is of the essence of this Agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may be agreed in writing between the parties be substituted for them.

20.05	Knowledge or acquiescence by any party of, or in, any breach of any of the provisions of this agreement will not operate as, or be deemed to be, a waiver of such provisions and, notwithstanding such knowledge or acquiescence, such party will remain entitled to exercise its rights and remedies under this agreement, and at law, and to require strict performance of all of the provisions of this agreement.

20.06	The rights and remedies provided in this agreement are cumulative, and are not exclusive of any rights or remedies of the parties provided at law, and no failure or delay in the exercise or the partial exercise of any such right or remedy or the exercise of any other right or remedy will affect or impair any such right or remedy.

21.	INVALIDITY AND SEVERABILITY

21.01	If any term, condition, stipulation, provision, covenant or undertaking of this Agreement is or may become under any written law, or is found by any court or administrative body of competent jurisdiction to be, illegal, void, invalid, prohibited or unenforceable then:-

(a)	such term, condition, stipulation, provision, covenant or undertaking shall be ineffective to the extent of such illegality, voidness, invalidity, prohibition or unenforceability;

(b)	the remaining terms, conditions, stipulations, provisions, covenants or undertaking of this Agreement shall remain in full force and effect; and

(c)	the parties shall use their respective best endeavours to negotiate and agree a substitute term, condition, stipulation, provision, covenant or undertaking which is valid and enforceable and achieves to the greatest extent possible the economic, legal and commercial objectives of such illegal, void, invalid, prohibited or unenforceable term, condition, stipulation, provision, covenant or undertaking.

22.	FURTHER ASSURANCE

22.01	The parties hereto hereby covenant with one another that they will respectively sign execute and do all such acts documents and things as may be necessary to give valid effect to the terms and conditions of this Agreement.

23.	LAW AND JURISDICTION

23.01	This Agreement shall be governed and interpreted in accordance with the laws of Malaysia.

23.02	The parties irrevocably submit to the non-exclusive jurisdiction of the Malaysian courts to settle any disputes which may arise out of or in connection with this Agreement.

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IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

For the Vendor

ADVANCED MICRO DEVICES EXPORT SDN. BHD.

By:	/s/ Mohd Sofi
Name:	Mohd Sofi
Title:	Director
Date:	December 20, 2005

For the Purchaser

SPANSION (PENANG) SDN. BHD.

By:	/s/ Clyde C. Stiteler
Name:	Clyde C. Stiteler
Title:	Director
Date:	December 20, 2005